As filed with the Securities and Exchange Commission on April 22, 2020

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAYCOM CORP (Exact name of registrant as specified in its charter)

California	37-1849111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Ygnacio Valley Road, Suite 200 Walnut Creek, CA 94596 (925) 476-1800 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keary L. Colwell

Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

BayCom Corp

500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

 (925) 476-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:
Dave M. Muchnikoff, P.C. Michael S. Sadow, P.C. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 (202) 295-4500 (202) 337-5502 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [__]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)(3)	AMOUNT OF REGISTRATION FEE

Common Stock (4)
Preferred Stock (5)
Depositary Shares (6)
Debt Securities (7)
Purchase Contracts (8)
Warrants (9)
Rights(10)
Units(11)

Total			$150,000,000	$19,470.00

(1)In no event will the aggregate initial offering price of all securities issued exceed $150,000,000.  The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.  The registered securities may be sold separately, together or as units with other registered securities.

(2)Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.

(3)The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) under the Securities Act.  The proposed maximum aggregate offering price, with respect to debt securities, is calculated excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(4)Subject to note (1) above, we are registering an indeterminate number of shares of common stock.  We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of debt securities, preferred stock or depositary shares or upon exercise of warrants or rights registered hereby.

(5)Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us.  We are also registering an indeterminate number of shares of preferred stock as may be issuable upon exercise of warrants or rights registered hereby.  In addition, we are also registering such indeterminate number of shares of preferred stock, for which no consideration will be received by us, as may be issued upon conversion or exchange of debt securities of the Company.

(6)Such indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.

(7)Subject to note (1) above, we are registering an indeterminate principal amount of debt securities (which may be senior or subordinated).  If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued.

ii

Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities, preferred stock or depositary shares, for which no consideration will be received by us, or upon exercise of warrants or rights registered hereby.

(8)Subject to note (1) above, we are registering an indeterminate number of purchase contracts, which may require the holder thereof to purchase or sell our debt securities, common stock, preferred stock or depository shares.

(9)Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase debt securities, shares of common stock or preferred stock or depositary shares registered hereby.

(10)Subject to note (1) above, we are registering an indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.

(11)Subject to note (1) above, we are registering an indeterminable number of units, which will be comprised of two or more of the securities registered hereby in any combination.

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

The information in this prospectus is not complete and may be changed.  We may not sell any of these securities or accept any offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2020

PROSPECTUS

BAYCOM CORP

$150,000,000

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Warrants, Rights and Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities, preferred stock and depositary shares we may offer may be convertible into or exchangeable for other securities of ours. The aggregate offering price of the securities offered by us under this prospectus will not exceed $150,000,000.

This prospectus provides you with a general description of these securities. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BCML.”

Investing in our securities involves risks.  See the section entitled “Risk Factors” contained on page 10 of this prospectus, and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with or furnish to the Securities and Exchange Commission.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2020

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:

•this prospectus, which provides general information, some of which may not apply to your securities;

•the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•the pricing supplement, if any;

•the prospectus supplement; and

•the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus and any prospectus supplement.

TABLE OF CONTENTS

Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

   ACCOMPANYING PROSPECTUS SUPPLEMENT2

ABOUT THIS PROSPECTUS4

WHERE YOU CAN FIND MORE INFORMATION4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS6

PROSPECTUS SUMMARY7

RISK FACTORS10

USE OF PROCEEDS10

DESCRIPTION OF DEBT SECURITIES11

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK21

DESCRIPTION OF DEPOSITARY SHARES27

DESCRIPTION OF PURCHASE CONTRACTS29

DESCRIPTION OF WARRANTS30

DESCRIPTION OF RIGHTS32

DESCRIPTION OF UNITS32

DESCRIPTION OF GLOBAL SECURITIES33

PLAN OF DISTRIBUTION34

LEGAL MATTERS35

EXPERTS36

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total initial aggregate offering price for all offerings of $150,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website mentioned under “Where You Can Find More Information.”

All references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean BayCom Corp and its subsidiaries on a consolidated basis and all references in this prospectus to “BayCom” mean BayCom Corp excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “United Business Bank,” or the “Bank” in this prospectus, we mean our wholly owned operating subsidiary, United Business Bank, which is a California-chartered commercial bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”  The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended December 31, 2019

•	Current Reports on Form 8-K	Filed on February 5, 2020, and March 11, 2020

•	Registration Statement on Form 8-A (for the description of our common stock), and all amendments or reports filed for the purpose of updating such description	Filed on May 2, 2018

We also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

BayCom Corp

Attn: Corporate Secretary

500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

(925) 476-1800

We make available, through our website at www.unitedbusinessbank.com (by clicking “About Us” and then “Investor Relations” and then “Documents”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could”, however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the applicable prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

PROSPECTUS SUMMARY

This summary provides a general description of BayCom and the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

About BayCom Corp

Company Overview.

BayCom is a bank holding company incorporated under the laws of the State of California and the parent company of United Business Bank, a California state-chartered, FDIC-insured bank that provides a broad range of financial services to businesses and business owners as well as individuals through its network of 34 full-service branches, with 17 locations in California, two in Washington, six in New Mexico and 11 in Colorado. We believe the size, growth and increasing economic diversity of our market areas, when combined with our business-focused strategy of delivering relationship-driven financial services, provides us with excellent opportunities for long-term sustainable growth. We have implemented a growth strategy that includes strategic acquisitions that have either strengthened our presence in existing markets or expanded our operations into new markets with attractive business prospects in addition to organic loan growth and deposit generation. While not without risk, we believe there are certain advantages resulting from mergers and acquisitions. These advantages include, among others, the diversification of our loan portfolio with seasoned loans, the expansion of our market areas and an effective method to augment our growth and risk management infrastructure through the retention of local lending personnel and credit administration personnel to manage the client relationships of the banks being acquired.

As of December 31, 2019, we had, on a consolidated basis, total assets of $2.0 billion, total deposits of $1.7 billion, total loans, including loans held for sale, of $1.5 billion (net of allowances) and total shareholders’ equity of $254.2 million.

BayCom is subject to regulation by the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) and United Business Bank is examined and regulated by the California Department of Business Oversight, Division of Financial Institutions and the Federal Reserve Board.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “BCML.”

Our principal executive offices are located at 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596.  Our telephone number is (925) 476-1800.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•we are exempt from the requirement to obtain an audit of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to take advantage of the scaled disclosure requirements and other relief described above in this prospectus and its other reports filed with the SEC and may take advantage of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1,070,000,000 or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the end of the fiscal year in which the market value of our equity securities that are held by non-affiliates exceeds $700 million as of June 30 of that year.

In addition to scaled disclosure and the other relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements incorporated by reference into this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $150,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus and the documents incorporated by reference. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

We may sell debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities being offered.

Common Stock

We may sell shares of our common stock, no par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, no par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock, depositary shares or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of a record date set by our board of directors.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

An investment in our securities involves various risks.  Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial.  Our business, financial condition or results or operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, redeeming or repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, United Business Bank’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund United Business Bank, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:

•the title and series designation;

•the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•the principal amount payable, whether at maturity or upon earlier acceleration;

•whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•whether the debt securities will be issued as original issue discount securities (as defined below);

•the date or dates on which the principal of the debt securities is payable;

•any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•the date from which any interest will accrue;

•any interest payment dates;

•whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•the stated maturity date;

•whether the debt securities are to be issued in global form;

•any sinking fund requirements;

•any provisions for redemption, the redemption price and any remarketing arrangements;

•the denominations of the securities or series of securities;

•whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•any restrictions on the offer, sale and delivery of the debt securities;

•the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•the identity of each security registrar or paying agent (if other than the trustee);

•any provisions granting special rights to securities holders upon the occurrence of specified events;

•any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than the date of original issuance; and

•any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities.  Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities.  Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities.  We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure.  The debt securities will be our exclusive obligations.  We are a bank holding company for United Business Bank, and almost all of our operating assets are owned by United Business Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of United Business Bank and the distribution of funds by the Bank to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends the Bank can pay, and also restrict the Bank from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, client deposits, trade payables, guarantees and lease obligations, of United Business Bank, and holders of debt securities should look only to our assets for payments of the debt securities. Your rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.  If a receiver or conservator were appointed for United Business Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors.  Claims for client deposits would have a priority over any claims that we may ourselves have as a creditor of United Business Bank.  Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.  See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•the conversion or exchange price;

•the conversion or exchange period;

•provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•events requiring adjustment to the conversion or exchange price;

•provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of United Business Bank or any of our other subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•default in the deposit of any sinking fund payment on the debt securities when due;

•default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•specified events in bankruptcy or insolvency; and

•any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities.  Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•that holder has previously given to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, BayCom and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•modify any of the provisions of the sections of the indenture dealing with supplemental indentures with the consent of holders of the debt securities, waiver of past defaults or waiver of certain covenants, except to increase the required percentage of holders to effect such an action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under  “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•to evidence the succession of another person to BayCom;

•to add to our covenants for the benefit of the holders of all or any series of debt securities;

•to add events of default for the benefit of the holders of all or any series of debt securities;

•to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•to establish the form or terms of debt securities of any series;

•to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•to secure securities;

•to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture,

provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•there shall be no minimum quorum requirement for such meeting; and

•the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:

(i) the resulting entity, if other than BayCom, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to: (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(ii) immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)delivering:

•an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•an opinion of counsel that all conditions precedent to the defeasance have been complied with; and

•officers’ certificates certifying as to compliance with the applicable indenture and other matters; and

(3)paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to BayCom whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of BayCom for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)any debt (a) for money borrowed by BayCom, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of BayCom, or to secure the payment of revenue bonds issued for the benefit of BayCom whether contingent or otherwise;

(ii)any debt of others described in the preceding clause (i) which BayCom has guaranteed or for which it is otherwise liable;

(iii)the obligation of BayCom as lessee under any lease of property which is reflected on BayCom’s balance sheet as a capitalized lease; and

(iv)any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of BayCom to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of BayCom and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the applicable indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

BayCom’s authorized capital stock consists of:

•100,000,000 shares of common stock, no par value per share; and

•10,000,000 shares of preferred stock, no par value per share.

As of December 31, 2019, there were 12,444,632 shares of our common stock outstanding and no shares of our preferred stock outstanding.

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to BayCom’s charter and bylaws and to applicable California law.

Common Stock

We may issue, either separately or together with other securities, shares of BayCom common stock.  Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.  A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Governing Documents.   Holders of shares of BayCom common stock have the rights set forth in its articles of incorporation, bylaws and California law.

Dividends and Distributions.   The payment of dividends is subject to the restrictions set forth in the California General Corporation Law division of the California Corporations Code (the “CGCL”). The CGCL provides that neither a company nor any of its subsidiaries shall make any distribution to its shareholders unless: (i) the amount of retained earnings of the company immediately prior to the distribution equals or exceeds the sum of  (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount, or (ii) immediately after the distribution, the value of the company’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount.

Further, it is the policy of the Federal Reserve Board that bank holding companies, such as BayCom, should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. It is also the Federal Reserve Board’s policy that bank holding companies should not maintain dividend levels that undermine their ability to be a source of strength to its banking subsidiaries.

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends, subject to any restrictions imposed by regulatory authorities and the payment of any preferential amounts to which any class of preferred stock may be entitled.  We have not paid any cash dividends since inception and have instead retained earnings for the purpose of increasing capital to support growth. The payment of dividends by BayCom will depend on the company’s net income, financial condition, regulatory requirements and other factors, including the results of the Bank’s operations. We intend to continue to follow our existing policy of retaining earnings to increase capital for future growth and do not anticipate paying cash dividends in the foreseeable future.

Ranking.   Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of BayCom to all other securities and indebtedness of BayCom.

Upon any voluntary or involuntary liquidation, dissolution or winding up of BayCom, the holders of our common stock are entitled to share equally, on a per share basis, in all of BayCom’s assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

Conversion Rights.  Our common stock is not convertible into any other shares of our capital stock.

Preemptive Rights.   Holders of our common stock do not have any preemptive rights.

Voting Rights.   The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are entitled to cumulative voting rights with respect to the election of directors. This means that a shareholder has the right to vote the number of shares owned by him or her for as many candidates as there are directors to be elected, or to cumulate his or her shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as he or she deems appropriate. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present. This means the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, are elected as directors.

Redemption.   We have no obligation or right to redeem our common stock.

Stock Exchange Listing.   Our common stock is listed on the NASDAQ Global Select Market under the symbol “BCML.”

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

Restrictions on Ownership.  The Bank Holding Company Act of 1956, as amended, or the BHC Act, generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of United Business Bank. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of United Business Bank.  In addition, the Change in Bank Control Act of 1978, as amended, or the CBC Act, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. The description of certain provisions of the preferred stock below and in any prospectus supplement may not be complete. You should refer to the certificate of determination  to our articles of incorporation with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock, for the complete terms of such series of preferred stock.

General.  BayCom’s articles of incorporation permits our board of directors to authorize the issuance of up to 10,000,000 shares of preferred stock, no par value per share, in one or more series, without stockholder action. Our board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without stockholder approval (except as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.  See “—Anti-Takeover Effects-Authorized Capital Stock.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock.  You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•the designation of the series of preferred stock and the number of shares offered;

•the amount of liquidation preference per share, if any;

•the price at which the preferred stock will be issued;

•the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•any listing of the preferred stock being offered on any securities exchange or other securities market;

•any voting rights;

•any redemption or sinking fund provisions;

•any conversion provisions;

•whether interests in the preferred stock being offered will be represented by depositary shares; and

•any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank.  Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);

•equally with all equity securities issued by us the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and

•junior to all equity securities issued by us the terms of which specifically provide that they will rank senior to the preferred stock.

Dividends.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both.  Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation.  If we dissolve, liquidate or wind up our affairs, either voluntarily or  involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption.  We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock.  In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of preferred stock will have no voting rights except as otherwise required by law or in our articles of incorporation.

Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Exchangeability.  We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Anti-takeover Effects

Certain provisions of our articles of incorporation and bylaws and California and federal law may have the effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, sale or transfer of substantially all assets, or liquidation. These provisions may have the effect of discouraging a future transaction that individual stockholders may believe is in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market price. As a result, if you want to participate in such a transaction, you might not have an opportunity to do so.

Federal Banking Regulations.   Provisions of federal banking laws, including regulatory approval requirements, could make it difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. Acquisition of 10% or more of any class of voting stock of a bank holding company or depository institution, including shares of our common stock following completion of this offering, generally creates a rebuttable presumption that the acquirer “controls” the bank holding company or depository institution. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including our bank.

California Law.   Under the CGCL, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a California corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of such corporation.

The articles or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions.  BayCom’s articles of incorporation and bylaws do not set higher limits.

We are subject to the provisions of Section 1203 of the CGCL, which contains provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control in which our shareholders could receive a premium for their shares or other changes in our management. First, if an “interested person” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls BayCom, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, BayCom  receives a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Authorized Capital Stock.   Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.  These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options.  However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us.  The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Limitation on Right to Call a Special Meeting of Shareholders.  BayCom’s bylaws provide that special meetings of shareholders may only be called by its board, the chairperson of its board, the president or by the holders of not less than 10% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.

Advance Notice Provisions.   Additionally, BayCom’s bylaws provide that nominations for directors must be made in accordance with the provisions of its bylaws, which generally require, among other things, that such nominations be provided in writing to BayCom’s president by the later of: (i) the close of business 21 days prior to the meeting of shareholders called for the election of directors, or (ii) 10 days after the date of mailing of the notice of meeting to shareholders, and that the notice to BayCom’s president contain certain information about the shareholder and the director nominee.

Filling of Board Vacancies; Removals.   Any vacancies on our board of directors and any directorships resulting from any increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until the director’s successor has been elected and qualified. However, a vacancy created on the board by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote thereon.

New or Amendment of the Bylaws.   New bylaws may be adopted, or the bylaws may be amended or repealed, by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. BayCom’s bylaws also provide that except for changing the range of directors which is currently set at five (5) to nine (9), the bylaws may be altered, amended or repealed by its board without prior notice to or approval by shareholders, except as otherwise may be required by California law.

Voting Provisions.   BayCom’s articles do not provide for certain heightened voting thresholds needed to consummate a change in control transaction, such as a merger, the sale of substantially all of its assets or other similar transaction. Accordingly, we will be able to consummate a change in control transaction or sell all or substantially all of our assets by obtaining the affirmative vote of the holders of shares of its capital stock having at least a majority of the voting power of all outstanding capital stock entitled to vote thereon.

Elimination of Liability and Indemnification.   BayCom’s articles of incorporation eliminate the personal liability of its directors for monetary damages to the fullest extent permitted under California law. A director’s liability, however, is not eliminated with respect to (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; (vi) transactions between the corporation and a director who has a material financial interest in such transaction; and (vii) liability for improper distributions, loans or guarantees. BayCom’s articles of incorporation and bylaws also provide, among other things, for the indemnification of its directors, officers and agents, and authorizes its board of directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, such agents in connection with any personal legal liability incurred by the individual while acting for BayCom within the scope of his or her employment (subject to certain limitations).  It is the policy of our board of directors that the Company’s directors, officers and agents shall be indemnified to the maximum extent permitted under applicable law and our articles of incorporation and bylaws, and we have obtained director and officer liability insurance covering all of our officers and directors.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•whether the purchase contracts are to be prepaid or not;

•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock, preferred stock or depositary shares;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares.  Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants.  Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•the offering price;

•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•the designation, number of shares and terms of the preferred stock or depositary shares purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•whether the warrants will be issued in registered or bearer form; and

•any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

•a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus.  Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable.  As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•the record date for determining security holders entitled to the rights distribution;

•the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•the exercise price of the rights;

•the steps required to exercise the rights;

•the date on which the rights will become effective and the date on which the rights will expire;

•whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

•our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other types of securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•any additional terms of the agreement governing the units;

•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

•whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of BayCom, the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We may sell the securities in several ways, including:

•through underwriters or dealers;

•through agents;

•in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•directly to purchasers or to a single purchaser;

•directly to our stockholders, including as a dividend or distribution or in a subscription rights offering; or

•through a combination of any of these methods of sale.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the price at which such securities are offered, the proceeds to us from such offering, any underwriting discounts and other items constituting underwriters’ compensation, any selling commissions to dealers or agents, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed. Dealer and agents participating in offerings of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with their participation in our offerings.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Underwriters and agents may be clients of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be clients of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.  Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018, and for the years then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BayCom Corp and subsidiary as of December 31, 2017 and for the year ended December 31, 2017 have been incorporated by reference in this prospectus from BayCom’s Annual Report on Form 10-K for the year ended December 31, 2019 in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$ 19,470
Blue Sky fees and expenses	*
Rating agency fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees and expenses	*
Printing and engraving fees and expenses	*
Miscellaneous	*
Total	$ *

*  Not presently known.

Item 15. Indemnification of Directors and Officers

California General Corporation Law.  Under Section 317 of the General Corporation Law of the California Corporations Code, or the CGCL, a California corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a California corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, provided that no indemnification shall be made for any of the following (1) with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317 of the CGCL also provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Except as provided in the paragraph above, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above, by any of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon, or (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

Articles of Incorporation and Bylaws.  BayCom’s articles of incorporation provide that the liability of the directors of BayCom for monetary damages shall be eliminated to the fullest extent permissible under California law.  BayCom’s articles of incorporation and bylaws also provide that it is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

Insurance.  BayCom has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 317 of the CGCL provides that a California corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in any that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under CGCL Section 317.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
4.1	Articles of Incorporation of BayCom Corp (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2018 (file No. 333-224236) and incorporated herein by reference)
4.2	Bylaws of BayCom Corp (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2018 (file No. 333-224236) and incorporated herein by reference)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Senior Debt Securities(1)
4.6	Form of Subordinated Debt Securities(1)
4.7	Form of Certificate of Determination for Preferred Stock(1)
4.8	Form of Deposit Agreement for Depositary Shares(1)
4.9	Form of Purchase Contract(1)
4.10	Form of Warrant Agreement(1)
4.11	Form of Unit Agreement(1)
5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP as to the legality of the securities being registered
23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (see Exhibit 5.1)
23.2	Consent of Moss Adams, LLP
23.3	Consent of Vavrinek, Trine, Day & Co., LLP
24.1	Power of attorney (set forth on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture(2)
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture(2)

________________________________

(1)To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.

(2)To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(b)  Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)The undersigned Registrant hereby undertakes that:

(i)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)For the purpose of determining of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walnut Creek, State of California , on the 22nd day of April, 2020.

BAYCOM CORP

By:	/s/ George J. Guarini
\George J. Guarini President and Chief Executive Officer (Duly Authorized Representative)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George J. Guarini and Keary L. Colwell, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ George J. Guarini	Date: April 22, 2020
George J. Guarini, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lloyd W. Kendall	Date: April 22, 2020
Lloyd W. Kendall, Chairman of the Board and Director

/s/ James S. Camp	Date: April 22, 2020
James S. Camp, Director

/s/ Harpreet S. Chaudhary	Date: April 22, 2020
Harpreet S. Chaudhary, Director

/s/ Rocco Davis	Date: April 22, 2020
Rocco Davis, Director

/s/ Malcolm F. Hotchkiss	Date: April 22, 2020
Malcolm F. Hotchkiss, Director

/s/ Robert G. Laverne	Date: April 22, 2020
Robert G. Laverne, MD, Director

/s/ Syvia L. Magid	Date: April 22, 2020
Syvia L. Magid, Director

/s/ David M. Spatz	Date: April 22, 2020
David M. Spatz, Director

/s/ Keary L. Colwell	Date: April 22, 2020
Keary L. Colwell, Senior Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)